UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2019

HOMEFED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-10153	33-0304982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA		92008
(Address of Principal Executive Offices)		(Zip Code)

760-918-8200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 1, 2019 (the “Effective Date”), pursuant to that certain Agreement and Plan of Merger, dated as of April 12, 2019, as amended from time to time, including pursuant to Amendment No. 1 to Agreement and Plan of Merger, dated as of May 2, 2019 (as amended, the “Merger Agreement”), by and among HomeFed Corporation, a Delaware corporation (“HomeFed”), Jefferies Financial Group Inc., a New York corporation (“Parent”) and Heat Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), HomeFed merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly-owned subsidiary of Parent (the “Surviving Company”).

Item 1.02	Termination of a Material Definitive Agreement.

On July 1, 2019, the Surviving Company (as successor to HomeFed) and Parent entered into a letter agreement to terminate that certain Stockholders Agreement, dated as of March 28, 2014, as amended by that certain Waiver and Amendment No. 1 to Stockholders Agreement, dated as of April 12, 2019 (as amended, the “Stockholders Agreement”), by and between HomeFed and Parent effective on the Effective Date (the “Letter Agreement”). On the Effective Date, all rights, obligations and liabilities of the Surviving Company (as successor to HomeFed) and Parent or any of their respective affiliates contained in or arising out of the Stockholders Agreement, were terminated and released in full, and the parties and any of their respective affiliates have no further rights, obligations or liabilities with respect to the Stockholders Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is attached to this report as Exhibit 99.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Under the terms of the Merger Agreement, which was adopted by HomeFed’s stockholders at the special meeting of its stockholders held on June 28, 2019, upon the Effective Date: (i) each share of common stock, par value $0.01 per share, of HomeFed (“HomeFed Common Stock”), issued and outstanding immediately prior to the Effective Date, other than Excluded Shares (as defined below), was converted into the right to receive 2.0 shares of Parent common stock. “Excluded Shares” included shares of HomeFed Common Stock owned, immediately prior to the Effective Date, by: (i) HomeFed (as treasury stock), (ii) Parent or any of its subsidiaries (including Merger Sub) or (iii) holders of shares of HomeFed Common Stock who have perfected and have not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law.

Effective on the Effective Date, (i) the OTC Markets caused the retirement of HomeFed’s ticker symbol and (ii) shares of HomeFed Common Stock ceased being quoted on the OTCQB Marketplace. HomeFed will cease to be registered under the Exchange Act.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to HomeFed’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 12, 2019 and May 2, 2019, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

Pursuant to the Merger Agreement, on the Effective Date, each of the directors of HomeFed immediately prior to the Effective Date ceased to be a director of HomeFed.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On the Effective Date, (i) the certificate of formation of Merger Sub, as in effect immediately prior to the Merger, became the certificate of formation of the Surviving Company and (ii) the limited liability company agreement of Merger Sub, substantially in the form attached to the Merger Agreement, became the limited liability company agreement of the Surviving Company. On the Effective Date, the name of the Surviving Company was changed to HomeFed LLC. Copies of the certificate of formation of Heat Merger Sub, LLC and limited liability company agreement of HomeFed LLC are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Formation of Heat Merger Sub, LLC

3.2	Limited Liability Company Agreement of HomeFed LLC

99.1	Letter Agreement, dated as of July 1, 2019, by and between HomeFed LLC (successor to HomeFed Corporation) and Jefferies Financial Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019

HOMEFED CORPORATION

/s/ Christian E. Foulger
Name: Christian E. Foulger
Title: President